UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2005 (February 8, 2005)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8: Other Events
Item 8.01. Other Events

On February 8, 2005, the company received an Order (dated February 4, 2005) from the Judge of the U.S. District Court of Colorado authorizing Phelps Dodge Corporation to return various mining claims at Mt. Emmons, located about 3 miles west of Crested Butte, Colorado, to U.S. Energy Corp. and its subsidiary Crested Corp. (doing business as the “USECC Joint Venture”). The Order declares a conveyance of the Mt. Emmons property by AMAX Inc. to USECC under the 1987 Agreement between AMAX and USECC, to include the transfer of ownership and responsibility of operating the water treatment plant located in the same immediate area. The Court further ruled that Phelps Dodge does not owe USECC any further advance royalty payments.

USECC was served with a lawsuit on June 19, 2002, filed in the U. S. District Court of Colorado by Phelps Dodge Corporation (“PD”) and its subsidiary, Mt. Emmons Mining Company (“MEMCO”), seeking declaratory judgments over contractual issues in USECC’s agreement with one of PD’s predecessor companies (AMAX), concerning the Mt. Emmons mining property. In 1974, the company and Crested leased various mining claims on Mt. Emmons to AMAX.

The litigation stemmed from agreements that date back to 1977 and 1987 after AMAX discovered a world class deposit of molybdenum on the properties. AMAX spent substantial funds on the acquisition, exploration, mine planning activities and construction of a water treatment plant at the Mt. Emmons property. When PD acquired the property in 1999 (through its acquisition of AMAX), PD assumed the obligation of operating the water treatment plant under a water discharge permit (“NPDES”) that expires on November 30, 2005. Thereafter, PD acquired water rights to mine the molybdenum and proceeded to patent ten mining claims over the deposit.

One of the prime issues in the litigation was whether, under terms of the 1987 Agreement, PD had the authority to convey the Mt. Emmons property back to USECC including the water treatment plant. It costs approximately $1,000,000 per year to operate the plant in compliance with State of Colorado regulations. In the suit, PD and MEMCO sought to obligate USECC for the operating costs of the water treatment plant. USECC argued that the properties must be in the same condition as when they were acquired by AMAX before the water treatment plant was constructed and such conveyance should not include the water treatment plant.

The District Court ruled that a transfer of the Mt. Emmons property by PD includes the ownership and responsibility of the water treatment plant. However, the Order did not address the NPDES permit. NPDES permits are administered and regulated by the Colorado Department of Public Health and the Environment (“CDPHE”). The timing and scope of responsibilities for maintaining and operating the plant will be addressed by the CDPHE later in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: February 16, 2005	By:	/s/Robert Scott Lorimer
Robert Scott Lorimer, CFO

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